SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                REHABILICARE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:





                                REHABILICARE INC.
                               1811 OLD HIGHWAY 8
                           NEW BRIGHTON, MN 55112-3493
                        --------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 25, 1997
                        --------------------------------
                      TO SHAREHOLDERS OF REHABILICARE INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Rehabilicare Inc. (the "Company") will be held on Tuesday, February 25, 1997 at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 at 3:30 p.m. CST for the following purposes:

        1. To elect a Board of six directors to serve for the ensuing year and until their successors are elected;

        2. To approve an amendment to the 1988 Restated Stock Option Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 100,000 shares;

        3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

Only holders of record of Rehabilicare common stock at the close of business on January 17, 1997 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                        BY ORDER OF THE BOARD OF DIRECTORS





                                        William R. Hibbs
                                        SECRETARY

Dated: January 21, 1997












                                REHABILICARE INC.
                               1811 OLD HIGHWAY 8
                           NEW BRIGHTON, MN 55112-3493
                            -------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 25, 1997
                            ------------------------

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Rehabilicare Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on February 25, 1997 at 3:30 p.m. CST at the Marriott City Center, 30 South Seventh Street, Minneapolis, MN 55402, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. Shares of the Company's common stock, $.10 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by shareholders. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the other proposal discussed herein. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about January 21, 1997.

Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on January 17, 1997 will be entitled to vote at the Annual Meeting. At the close of business on January 17, 1997 a total of 4,696,253 shares of Common Stock were outstanding, each share being entitled to one vote.

Shares voted as abstentions on any matter or a "withhold vote for" as to directors will be counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopy or in person.

As far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that other matters properly come before the Annual Meeting calling for a vote of the shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

A copy of the Company's Annual Report for the year ending June 30, 1996, if not already received by separate mailing, is being furnished to each shareholder with this Proxy Statement.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 17, 1997, certain information with respect to beneficial ownership of the Company's Common Stock as to (i) each person or entity known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                SHARES
                                             BENEFICIALLY
                                              OWNED (1)                                          PERCENT OWNED
                                       -------------------------                            -------------------------

First Bank System, Inc.                       662,450(2)                                             14.1%
601 Second Avenue South
Minneapolis, MN  55402

Heartland Advisors, Inc.                      513,000(3)                                             10.9%
790 North Milwaukee Street
Milwaukee, WI  53202

Robert K. Anderson                             360,660                                                7.7%
8070 No. Coconino
Paradise Valley, AZ 85253

Robert E. Buuck                               272,500(4)                                              5.8%
Opus Center, Suite 421
9900 Bren Road East
Minneapolis, MN 55343

Robert C. Wingrove                             200,684                                                4.2%

David B. Kaysen                                140,729                                                2.9%

William R. Hibbs                                78,999                                                1.7%

Donn O. Berkeland                               22,500                                                 *

John H. P. Maley                                2,000                                                  *

Richard E. Jahnke                               2,000                                                  *

All Directors and Officers                     500,427                                               10.1%
as a group (8 persons)

-------------------
*   Less than 1%


(1) Includes for Mr. Wingrove, Mr. Kaysen, Mr. Hibbs, Mr. Berkeland, Mr. Maley, Mr. Jahnke and all directors and officers as a group, 73,000 shares, 130,000 shares, 12,500 shares, 12,500 shares, 2,000 shares, 2,000 shares and 281,000 shares, respectively, which can be purchased by exercise of options which become exercisable within 60 days

(2) Includes 3,750 shares for which First Bank System, Inc. has shared dispositive power

(3) Heartland Advisors, Inc. has sole voting power for 498,000 of these shares

(4) Includes 187,500 shares held by the Buuck Family Partnership of which Mr. Buuck is the trustee


                              ELECTION OF DIRECTORS

The Board of Directors has determined that six directors shall be elected for the coming year. Each director shall be elected at the Annual Meeting for a term of one year and until his successor is elected and qualified. The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below, unless otherwise directed. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee at their discretion. Information regarding the nominees is set forth below:

                                                                          Principal occupation and business
          Name                 Age          Director since                 experience for past five years
-------------------------    ---------    -------------------    ----------------------------------------------------

Robert C. Wingrove              64        June 1972              Chairman of the Board of the Company since 1984;
                                                                 Chief Technical Officer of the Company since 1990

William R. Hibbs                53        August 1989            Partner with the Dorsey & Whitney law firm
                                                                 (counsel to the Company) since 1974

David B. Kaysen                 47        March 1992             President and Chief Executive Officer of the
                                                                 Company since March 1992; from November 1990 to
                                                                 March 1992, Vice President of Emeritus Corp. (a
                                                                 software manufacturer marketing to the nursing
                                                                 home industry)

Donn O. Berkeland               38        June 1992              Founder, President and Chief Executive Officer of
                                                                 Two Rivers Center, Inc. (an out-patient physical
                                                                 therapy and sports medicine clinic located in Coon
                                                                 Rapids, Minnesota) since 1981

John H. P. Maley                61        December 1996          Chairman of Magister Corporation (a developer and
                                                                 marketer of consumer healthcare products) since
                                                                 July 1995; from March 1976 to December 1994,
                                                                 Chairman and CEO of Chattanooga Group (a
                                                                 manufacturer of physical therapy products)

Richard E. Jahnke               48        January 1997           President and Chief Operating Officer of CNS, Inc.
                                                                 (a manufacturer of consumer products, including
                                                                 the Breathe Right(R)nasal strip) since 1993; from
                                                                 1991 to 1993, Executive Vice President and Chief
                                                                 Operating Officer of Lemna Corporation (a
                                                                 manufacturer of waste water treatment systems)




Robert K. Anderson resigned as a Director effective March 1, 1996, having served since December 1981. Anthony R. Gette resigned as a Director effective October 8, 1996, having served since November 1987.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.


MEETINGS OF THE BOARD AND CERTAIN COMMITTEES

During fiscal 1996, the Board of Directors maintained an Audit Committee, comprised of Messrs. Gette and Hibbs, and a Compensation Committee, comprised of Messrs. Gette, Berkeland and Hibbs. Each of these committees met once during the fiscal year. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated matters. The Compensation Committee considers and makes recommendations with respect to compensation of officers of the Company (including salaries and incentive compensation). There is no standing nominating committee.

During the fiscal year ended June 30, 1996, the Board of Directors held four meetings. Each incumbent Director attended at least 75% of all meetings of the Board while he was serving on the Board and all meetings of any committee of the Board on which he served.

                                                EXECUTIVE OFFICERS

                     Name                         Age                              Position
          ---------------------------        --------------       -------------------------------------------

          Robert C. Wingrove                      64              Chief Technical Officer

          David B. Kaysen                         47              Chief Executive Officer

          William J. Sweeney                      53              Vice President of Sales and Marketing

          W. Glen Winchell                        50              Vice President of Finance and Chief
                                                                  Financial Officer




See the biographical information on Messrs. Wingrove and Kaysen under Directors.

William J. Sweeney started with the Company as Vice President of Sales and Marketing in April 1996. From June 1993 to April 1996, he was employed by CIRCON Corporation and Surgitek, Inc., a company acquired by CIRCON Corporation, both manufacturers of surgical products, most recently as Corporate Business Development Manger. From May 1992 to May 1993, he was Director of Sales for Applied Medical Resources, a distributor of vascular, urology and surgical products. From June 1990 to May 1992, he was Director of Sales for Mentor Corporation, a manufacturer of urology products.

W. Glen Winchell started with the Company as Vice President of Finance and Chief Financial Officer in September 1993. From December 1990 to September 1993, he was self-employed as a financial consultant and owner/operator of several small retail businesses. From October 1988 to December 1990, he was Chairman and Chief Executive Officer of Braxton Industries, Inc., a provider of waste management and alternative fuel production services.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

William J. Sweeney, the Company's new Vice President of Sales and Marketing, filed late his initial report of beneficial ownership (which reported no ownership of securities). The Company believes that, except with respect to the foregoing report, its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended June 30, 1996.


                             EXECUTIVE COMPENSATION

The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and each executive officer of the Company who earned salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1996.

                                            SUMMARY COMPENSATION TABLE

                                                    Annual Compensation (1)
                                                    -----------------------
                                                                                            Options
          Name and                                                                         Long-Term         All Other
     Principal Position        Year              Salary                 Bonus            Compensation(1)   Compensation(2)
     ------------------        ----              ------                 -----            ---------------   ---------------
David B. Kaysen               1996                 $ 149,531       $   -                      15,000            $ 904
  CHIEF EXECUTIVE             1995                   141,659           -                      15,000              420
  OFFICER                     1994                   121,950         15,400                   15,000              500


Robert C. Wingrove            1996                  $115,500       $   -                      10,000            $ 842
  CHIEF TECHNICAL             1995                   115,500           -                      15,000              524
  OFFICER                     1994                   110,500         13,000                   10,000              500

----------

(1) The Company did not pay other annual compensation, nor did it award any restricted stock or make long-term incentive payments, to such executives

(2) Represents, for both Mr. Kaysen and Mr. Wingrove, Company contributions to a 401(k) plan

The following table sets forth information relating to options granted during the twelve months ended June 30, 1996 to the executive officers listed in the Summary Compensation Table:

                                           OPTION GRANTS IN FISCAL 1996

                                 Number of         % of Total Options
                                  Shares               Granted to
                                Underlying            Employees in                                  Expiration
          Name                    Options              Fiscal Year          Exercise Price              Date
--------------------------    ----------------     --------------------    ------------------    ------------------

Mr. Kaysen                        15,000                  17.2%                  $3.00                9/13/00

Mr. Wingrove                      10,000                  11.4%                  $3.00                9/13/00



The following table summarizes the value of options held at the end of fiscal 1996 by the executive officers named in the Summary Compensation Table. Neither of the executive officers named in the Summary Compensation Table exercised any options during fiscal 1996.

                    AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR-END OPTION VALUE

                              Number of Unexercised Options at End of         Value of Unexercised In-the-Money
                                            Fiscal 1996                        Options at End of Fiscal 1996(1)
--------------------------    -----------------------------------------    -----------------------------------------
          Name                  Exercisable           Unexercisable           Exercisable          Unexercisable
--------------------------    ----------------     --------------------    ------------------    -------------------

Mr. Kaysen                        118,000                27,000                $270,125               $42,375

Mr. Wingrove                      94,000                 21,000                $199,750               $34,625


---------------

(1) Represents the difference between $4.00 (the last sales price at 6/28/96) and the exercise price multiplied by the number of shares.

COMPENSATION OF DIRECTORS

Directors who are not also officers or employees of the Company receive fees of $1,000 per quarter; an option to purchase 2,500 shares of the Company's common stock under its 1988 Restated Stock Option Plan on July 1 of each year; and are reimbursed for their expenses in attending board meetings.

LONG-TERM PLAN INCENTIVE AWARDS

Other than its 1988 Restated Stock Option Plan and 1993 Employee Stock Purchase Plan, the Company does not maintain any long-term incentive plan.

        PROPOSAL TO APPROVE AMENDMENT TO 1988 RESTATED STOCK OPTION PLAN

On December 31,1996 the Company's Board of Directors approved, subject to shareholder approval, an amendment to the Company's 1988 Restated Stock Option Plan (the "Plan") that will increase the number of shares reserved for issuance under options granted thereunder by 100,000 shares.

The Plan was adopted by directors and shareholders in August 1988 and October 1988, respectively, and was amended by shareholders in November 1992 and November 1994. The Plan, as amended, reserved a total of 825,000 shares of Common Stock for issuance upon exercise of options granted thereunder. The Plan is administered by a committee (the "Committee") of one or more directors of the Company, none of whom are officers or employees of the Company. The Committee may grant incentive stock options or stock options which do not qualify for special tax treatment under the Plan. Each director who is not an employee is automatically granted non-qualified stock options to purchase 2,500 shares of the Company's Common Stock on July 1 of each year but is otherwise ineligible to receive options under the Plan. The option price for all incentive stock options and non-qualified stock options granted under the Plan is determined by the Committee but may not be less than 100% of the fair market value of the Common Stock at the date of grant. The option price for options granted to non-employee directors under the 1988 Plan is fixed at 100% of the fair market value of the Common Stock on the date of grant.

Under current provisions of the Internal Revenue Code of 1986, as amended, upon the granting of either incentive or non-qualified stock options, no income will be realized by the optionee and no deduction will be allowable to the Company. At the time of exercise of an incentive stock option for cash, no income will be recognized by the optionee although the spread between the option price and the fair market value of the shares on the date of exercise will be a tax preference item used in the calculation of an optionee's alternative minimum tax. At the time of exercise of a non-qualified stock option for cash, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be ordinary income to the optionee and deductible by the Company (subject to the usual rules on ordinary and reasonable compensation deductions).

The Company is proposing that the number of shares reserved for issuance under the Plan be increased by 100,000 shares. Before the proposed amendment, a total of 485,500 shares of Common Stock were reserved for issuance under the Plan. At January 17, 1997 there remained 499,340 shares available for future grants under the Plan. The Board believes that the Plan has been and will continue to be a valuable tool in both providing incentive to employees to put forth their maximum efforts for the advancement of the Company and in attracting new employees. The Board does not believe the remaining shares reserved for issuance under the Plan provide the Company with the flexibility necessary to accomplish these objectives.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Company has selected Price Waterhouse LLP as its independent public accountants for the year ending June 30, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholder.

The Board of Directors determined, effective January 13, 1997, to dismiss Arthur Andersen LLP as the Company's independent public accountants. During the two fiscal years preceding such dismissal, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. No report of Arthur Andersen LLP on the Company's financial statements for the two fiscal years preceding such dismissal contained an adverse opinion or a disclaimer of opinion or was qualified as to uncertainty, audit scope or accounting principles.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a shareholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, 1811 Old Highway 8, New Brighton, MN 55112-3493, no later than June 30, 1997.

                                BY ORDER OF THE BOARD OF DIRECTORS




                                WILLIAM R. HIBBS
                                SECRETARY


Dated: January 21, 1997



                                REHABILICARE INC.
                 Proxy for the 1996 Annual Shareholders Meeting
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David B. Kaysen and W. Glen Winchell, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rehabilicare Inc., to be held on February 25, 1997, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.    ELECTION OF DIRECTORS:

      |_|  FOR all nominees (EXCEPT             |_| WITHHOLD AUTHORITY
           AS MARKED TO THE CONTRARY BELOW)         TO VOTE FOR ALL NOMINEES

                 TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE,
                      PLACE A LINE THROUGH HIS NAME BELOW:

           Robert C. Wingrove,   William R. Hibbs,   David B. Kaysen,
           Donn O. Berkeland,   John H. P. Maley,   Richard E. Jahnke

2.    AMENDMENT TO 1988 RESTATED STOCK OPTION PLAN:

           FOR  |_|             AGAINST  |_|            ABSTAIN    |_|

3. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.


         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all directors named in Item 1 and for proposal set forth in Item 2.

         When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        Dated:                                           1997
                                ----------------------------------------



                       --------------------------------------------------------
                                          Signature


                       --------------------------------------------------------
                                  Signature if held jointly


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.